As filed with the Securities and Exchange Commission on July 14, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                OGDEN CORPORATION
                 (EXACT NAME OF ISSUER AS SPECIFIED IN CHARTER)

DELAWARE                                                 13-5549268
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification No..)

                       Two Pennsylvania Plaza - 25th Floor
                            New York, New York 10121
               (Address of Principal Executive Offices) (Zip Code)

                                OGDEN CORPORATION
                             1999 STOCK OPTION PLAN
                            (Full title of the Plans)

                             J. L. Effinger, Esquire
                    Associate Counsel and Assistant Secretary
                             Two Pennsylvania Plaza
                            New York, New York 10121
                                  (212)868-6126
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed Maximum          Proposed Maximum
Title of Securities to    Amount to be           Offering Price Per        Aggregate Offering        Amount of Registration
be Registered             Registered (*)         Share/Unit (**)           Price                     Fee
---------------------------------------------------------------------------------------------------------------------------

Common Stock, par value   4,000,000 Shares       $26.0625                   $104,250,000              $28,981.50
$.50 per share



(*) Consists of shares of the registrant's common stock to be issued pursuant to the Ogden Corporation 1999 Stock Option Plan (the "Plan"). Such indeterminable number of additional shares as may be issuable pursuant to the operation of the recapitalization and adjustment provisions of the Plan are also registered hereby.

(**) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low reported prices of the registrant's common stock reported on the New York Stock Exchange - Composite Tape on July 12, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference

                  The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished.

                  a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                  b) The description of the common stock of the Registrant (the "Common Stock") contained in the Registrant's Registration Statement on Form S-4, dated October 27, 1994, as amended on November 29, 1994, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or reports filed for the purpose of updating such description.

                  c) The Registrant's Form 10-Q for the Quarterly Period ended March 31, 1999.

                  d) The Registrant's Proxy Statement and Notice of Meeting relating to the Annual Meeting of Stockholders held on May 20, 1999.

                  e) The Registrant's Current Report on Form 8-K, dated March 11, 1999.

                  f) The Registrant's Current Report on Form 8-K, dated June 24, 1999.

                  g)       The Registrant's Form 11-K, dated June 29, 1999.

                  h) All of the Registrant's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports.

                  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           Description of Securities

                  Not Applicable.

ITEM 5.           Interests of Named Experts and Counsel

                  Not Applicable.

ITEM 6.           Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law (the "Delaware Law") provides for indemnification of directors, officers, employees and other individuals against expenses (including attorney's fees), judgments, fines and other amounts incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions), if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Ogden Corporation, or for a criminal matter, if they had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and then only if and to the extent that the appropriate court determines that such person is fairly and reasonably entitled to such indemnification. Section 145(f) of the Delaware Law permits advancement of expenses to a director or officer in such actions. In addition,
Section 102(b) of the Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director for monetary damages for breach of his fiduciary duty of care, but not for breaches of loyalty to the corporation and its stockholders, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or transactions from which a director derives improper benefit.

                  Section 16-A of the Registrant's By-Laws, as amended, provides for indemnification of the Registrant's directors, officers and employees to the full extent permitted under the Delaware Law. Section 20 of the Registrant's Amended and Restated Certificate of Incorporation also eliminates the personal liability of the Registrant's directors for monetary damages for breach of fiduciary duty to the extent permitted under the Delaware Law.

                  The Registrant shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person' status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of Section 16-A of Registrant's By-Laws, Section 20 of the Registrant's Amended and Restated Certificate of Incorporation or otherwise.


                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.           Exemption From Registration Claimed

                  Not Applicable.

ITEM 8.           Exhibits

                  EXHIBIT NUMBER

                  (4)(a) Ogden's Restated Certificate of Incorporation as amended (Filed as Exhibit (3)(a) to Ogden's Form 10-K for the fiscal year ended December 31, 1988 and incorporated herein by reference).

                     (b) Ogden's By-Laws, as amended (filed as Exhibit 3.2 to Ogden's Form 10-Q for the quarterly period ended March 31, 1998 and incorporated herein by reference).

                     (c) Fiscal Agency Agreement between Ogden and Bankers Trust Company, dated as of June 1, 1987 and Offering Memorandum dated June 12, 1987, relating to U.S. $85 million Ogden 6% Convertible Subordinated Debentures, Due 2002 (filed as Exhibits (C) (3) and (C) (4) to Ogden's Form 8-K filed with the Securities and Exchange Commission on July 7, 1987 and incorporated herein by reference).

                     (d) Fiscal Agency Agreement between Ogden and Bankers Trust Company, dated as of October 15, 1987, and Offering Memorandum, dated October 15, 1987, relating to U.S. $75 million Ogden 5 3/4% Convertible Subordinated Debentures, Due 2002 (Filed as Exhibit
                           (4) to Ogden's Form S-3 Registration Statement filed with the Securities and Exchange Commission on December 4, 1987, Registration No. 33-18875, and incorporated herein by reference).

                     (e) Rights Agreement, dated as of September 20, 1990, between Ogden and Manufacturers Hanover Trust Company as Rights Agent (filed as an exhibit to Ogden's Form 8-A Registration Statement filed with the Securities and Exchange Commission on September 28, 1990).

(5)      Opinion of Counsel.

                  (23)     Consent of Experts.

                  (99)     Ogden Corporation 1999 Stock Option Plan.


ITEM 9.           Undertakings

                  (a)      The undersigned Registrant hereby undertakes:

                           1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           2) That, for the purpose of determining any liability under the Securities Act of 1933, each such effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                           3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act , the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 20, 1999.

                                   Ogden Corporation

                                   By:  /s/ R. Richard Ablon
                                        --------------------
                                            R. Richard Ablon

                                   Title:   President, Chief Executive Officer
                                            and Chairman of the Board



                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Ogden Corporation, do hereby severally constitute and appoint Lynde H. Coit and Jerry L. Effinger, and each of them our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration on Form S-8 including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


         SIGNATURE                                                                      DATE
         ---------                                                                      ----
         /s/ R. Richard Ablon                                                     May 20, 1999
         -----------------------------------------------------
         R. Richard Ablon
         President, Chief Executive Officer and
         Chairman of the Board
         (Director and Principal Executive Officer)

         /s/ Raymond E. Dombrowski, Jr.                                           May 20, 1999
         -----------------------------------------------------
         Raymond E. Dombrowski, Jr.
         Senior Vice President and Chief Financial
         Officer

         /s/ Robert M. Digia                                                      May 20, 1999
         -----------------------------------------------------
         Robert M. DiGia
         Vice President, Controller and Chief Accounting Officer

                                                                                  May 20, 1999
         -----------------------------------------------------
         David M. Abshire
         Director


         /s/ Anthony J. Bolland                                                   May 20, 1999
         -----------------------------------------------------
         Anthony J. Bolland
         Director

         /s/ Norman G. Einspruch                                                  May 20, 1999
         -----------------------------------------------------
         Norman G. Einspruch
         Director

         /s/ George L. Farr                                                       May 20, 1999
         -----------------------------------------------------
         George L. Farr
         Director

         /s/ Jeffrey F. Friedman                                                  May 20, 1999
         -----------------------------------------------------
         Jeffrey F. Friedman
         Director

         /s/ Attallah Kappas                                                      May 20, 1999
         -----------------------------------------------------
         Attallah Kappas
         Director



         SIGNATURE                                                                    DATE
         ---------                                                                    ----
         /s/ Judith D. Moyers                                                     May 20, 1999
         -----------------------------------------------------
         Judith D. Moyers
         Director

                                                                                  May 20, 1999
         -----------------------------------------------------
         Homer A. Neal
         Director


         /s/ Robert E. Smith                                                      May 20, 1999
         -----------------------------------------------------
         Robert E. Smith
         Director


         /s/ Helmut F.O. Volcker                                                  May 20, 1999
         -----------------------------------------------------
         Helmut F.O. Volcker
         Director


                                INDEX TO EXHIBITS


EXHIBIT NO.                              EXHIBIT
-----------                              -------
4(a)                     Ogden's Restated Certificate of Incorporation as
                         amended (Filed as Exhibit (3)(a) to Ogden's Form 10-K
                         for the fiscal year ended December 31, 1988 and
                         incorporated herein by reference).

 (b)                     Ogden's By-Laws, as amended (filed as Exhibit 3.2 to
                         Ogden's Form 10-Q for the quarterly period ended March
                         31, 1998 and incorporated herein by reference).

 (c)                     Fiscal Agency Agreement between Ogden and Bankers Trust
                         Company, dated as of June 1, 1987 and Offering
                         Memorandum dated June 12, 1987, relating to U.S. $85 million Ogden 6% Convertible Subordinated Debentures,
                         Due 2002 (filed as Exhibits (C) (3) and (C) (4) to
                         Ogden's Form 8-K filed with the Securities and Exchange
                         Commission on July 7, 1987 and incorporated herein by reference).

 (d)                     Fiscal Agency Agreement between Ogden and Bankers Trust
                         Company, dated as of October 15, 1987, and Offering
                         Memorandum, dated October 15, 1987, relating to U.S.
                         $75 million Ogden 5 3/4% Convertible Subordinated
                         Debentures, Due 2002 (Filed as Exhibit (4) to Ogden's
                         Form S-3 Registration Statement filed with the
                         Securities and Exchange Commission on December 4, 1987,
                         Registration No. 33-18875, and incorporated herein by reference).

 (e) Rights Agreement, dated as of September 20, 1990, between Ogden and Manufacturers Hanover Trust Company as Rights Agent and amended August 15, 1995 to provide
                         The Bank of New York as successor Rights' Agent (filed as an exhibit to Ogden's Form 8-A Registration
                         Statement filed with the Securities and Exchange
                         Commission on September 28, 1990).

5                        Opinion of Counsel

23                       Consent of Experts

99 Ogden Corporation 1999 Stock Option Plan (filed as exhibit 10.3(a)(a) to Ogden's Form 10-Q for the quarterly period ended March 31, 1999 and incorporated herein by reference).

